Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AEI Income & Growth Fund 26 LLC (the "Company") on Form 10-Q for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Robert P. Johnson, President of AEI Fund Management XXI, Inc., the Managing Member of the Company, and Patrick W. Keene, Chief Financial Officer of AEI Fund Management XXI, Inc., each certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT P JOHNSON
Robert P. Johnson, President
AEI Fund Management XXI, Inc.
Managing General Partner
November 9, 2016

/s/ PATRICK W KEENE
Patrick W. Keene, Chief Financial Officer
AEI Fund Management XXI, Inc.
Managing General Partner
November 9, 2016